As filed with the Securities and Exchange Commission on August 22, 2002

                                            Registration No. 333-41349-99
   ======================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                               POST-EFFECTIVE
                               AMENDMENT NO. 4
                                     TO
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    Under
                         The Securities Act of 1933
                 ------------------------------------------
                       CABLEVISION SYSTEMS CORPORATION
           (Exact name of registrant as specified in its charter)

                     DELAWARE                     11-3415180
          (State or other jurisdiction of      (I.R.S. Employer
          incorporation or organization)      Identification No.)

                             1111 STEWART AVENUE
                          BETHPAGE, NEW YORK 11714
                  (Address of principal executive offices)

                             EMPLOYEE STOCK PLAN
                STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                          (Full title of each plan)

                               ROBERT S. LEMLE
                               VICE CHAIRMAN,
                        GENERAL COUNSEL AND SECRETARY
                       CABLEVISION SYSTEMS CORPORATION
                             1111 STEWART AVENUE
                          BETHPAGE, NEW YORK 11714
                               (516) 380-6230
           (Name, address including zip code and telephone number,
                 including area code, of agent for service)

                               WITH A COPY TO:

                               LAURALYN BENGEL
                            SCHIFF HARDIN & WAITE
                              6600 SEARS TOWER
                        CHICAGO, ILLINOIS 60606-6473
                               (312) 258-5670
                         ---------------------------


                              EXPLANATORY NOTE

        Cablevision Systems Corporation (the "Corporation") hereby amends the Registration Statement on Form S-8 (File No. 333-41349-99), by filing this Post-Effective Amendment No. 4 to Form S-8 relating to shares of Cablevision NY Group Class A Common Stock, par value $.01 per share ("Cablevision NY Class A Stock"), issuable by the Corporation under (i) the Employee Stock Plan (the "Employee Plan") and (ii) the Stock Option Plan for Non-Employee Directors (the "Director Plan") (collectively referred to as the "Plans").*

        This Registration Statement as originally filed on December 2, 1997 related to the offer and sale of 1,560,000 shares of Cablevision Class
   A Common Stock ("Cablevision Class A Stock") issuable under the Plans (1,500,000 shares were registered under the Employee Plan and 60,000 shares were registered under the Director Plan). Taking into account adjustments pursuant to anti-dilution provisions of Rule 416 of the Securities Act of 1933 for stock splits occurring subsequent to the initial filing, 3,209,231 of such shares had been issued by the Corporation under the Plans as of March 30, 2001, leaving 3,030,769 shares.

        On February 16, 2001, the stockholders of the Corporation authorized the Corporation's Board of Directors to change the Cablevision Class A Stock into two series: (i) Cablevision NY Class A Stock; and (ii) Rainbow Media Group Class A Common Stock, par value $.01 per share ("Rainbow Class A Stock"). Accordingly, the Corporation's amended and restated certificate of incorporation was amended to (i) authorize the creation of Rainbow Class A Stock and
   (ii) redesignate the Cablevision Class A Stock as Cablevision NY Class A Stock. The Corporation filed a Post-Effective Amendment No. 3 to Form S-8 on March 30, 2001 to reflect the reclassification of the 3,030,769 then remaining shares of Cablevision Class A Stock to be issued under the Plans pursuant to the Registration Statement as 1,515,384 shares of Rainbow Class A Stock and 3,030,769 shares of Cablevision NY Class A Stock. These shares of Cablevision NY Class A Stock and Rainbow Class A Stock were available under the Plans as follows:
                     CABLEVISION NY CLASS A STOCK   RAINBOW CLASS A STOCK
                     ----------------------------   ---------------------
    EMPLOYEE PLAN    2,827,769 shares               1,413,884 shares
    DIRECTOR PLAN    203,000 shares                 101,500 shares
    TOTAL            3,030,769 shares               1,515,384 shares

        Of these shares, the following shares remain available for issuance under the Plans:
                      CABLEVISION NY CLASS A STOCK  RAINBOW CLASS A STOCK
                      ----------------------------  ---------------------
    EMPLOYEE PLAN     2,530,425 shares              1,180,437 shares
    DIRECTOR PLAN     203,000 shares                101,500 shares
    TOTAL             2,733,425 shares              1,281,937 shares


        On August 5, 2002, the Corporation's Board of Directors approved the exchange of all of the shares of Rainbow Class A Stock for shares of Cablevision NY Class A Stock. Accordingly, pursuant to the Corporation's amended and restated certificate of incorporation, the Corporation has authorized the exchange of each share of Rainbow
   Class A Stock for 1.19093 shares of Cablevision NY Class A Stock, effective August 20, 2002. The purpose of this Post-Effective Amendment No. 4 is to reflect (i) the exchange of a total of 1,281,937 shares of Rainbow Class A Stock issuable under the Plans pursuant to the Registration Statement for 1,526,697 shares of Cablevision NY Class A Stock and the removal of the shares of Rainbow Class A Stock from registration, and (ii) a total of 4,260,121 shares of Cablevision NY Class A Stock now covered by the Registration Statement and remain available for issuance. These 4,260,121 shares of Cablevision NY Class A Stock are available under the Plans as follows:

                               CABLEVISION NY CLASS A STOCK
                               ----------------------------
    EMPLOYEE PLAN              3,936,242 shares
    DIRECTOR PLAN              323,879 shares
    TOTAL                      4,260,121 shares

        *The Employee Stock Plan includes the First, Second and Third Amendments and Restatements of the 1996 Employee Stock Plan. The Second Amended and Restated 1996 Employee Stock Plan previously was called the 1998 Employee Stock Plan.




























                                      2


                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 4 to Registration Statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethpage, State of New York, on this 20th day of August, 2002.

                                 CABLEVISION SYSTEMS CORPORATION



                                 By:  /s/ James L. Dolan
                                      -------------------------------
                                      James L. Dolan
                                      Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.


                     SIGNATURE                                      TITLE                                  DATE
                     ---------                                      -----                                  ----
       /s/  James L. Dolan*                    President, Chief Executive Officer                    August 20, 2002
       ------------------------------          (Principal Executive Officer) and Director
       James L. Dolan

       /s/  William J. Bell*                   Vice Chairman (Principal Financial Officer)           August 20, 2002
       ------------------------------          and Director
       William J. Bell

       /s/  Andrew B. Rosengard*               Executive Vice President, Finance and                 August 20, 2002
       ------------------------------          Controller (Principal Accounting Officer)
       Andrew B. Rosengard

       /s/  Charles F. Dolan*                  Chairman, Chairman of the Board of Directors          August 20, 2002
       ------------------------------
       Charles F. Dolan

       /s/  Robert S. Lemle*                   Vice Chairman, General Counsel, Secretary and         August 20, 2002
       ------------------------------          Director
       Robert S. Lemle

       /s/  Sheila A. Mahony*                  Executive Vice President, Communications,             August 20, 2002
       ------------------------------          Government and Public Affairs and Director
       Sheila A. Mahony

       /s/  Thomas C. Dolan*                   Senior Vice President and Chief Information           August 20, 2002
       ------------------------------          Officer and Director
       Thomas C. Dolan


                                                                3



                     SIGNATURE                                      TITLE                                  DATE
                     ---------                                      -----                                  ----

       /s/  John Tatta*                        Director                                              August 20, 2002
       ------------------------------
       John Tatta

       /s/  Patrick F. Dolan*                  Director                                              August 20, 2002
       ------------------------------
       Patrick F. Dolan

       /s/  Charles D. Ferris*                 Director                                              August 20, 2002
       ------------------------------
       Charles D. Ferris

       /s/  Richard H. Hochman*                Director                                              August 20, 2002
       ------------------------------
       Richard H. Hochman

       /s/  Victor Oristano*                   Director                                              August 20, 2002
       ------------------------------
       Victor Oristano

       /s/  Vincent Tese*                      Director                                              August 20, 2002
       ------------------------------
       Vincent Tese

      *By:  /s/ Robert S. Lemle
            -------------------------
                Robert S. Lemle
                Attorney-In-Fact























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